SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2019

Booking Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue	Norwalk	Connecticut	06854
(Address of principal offices)			(Zip Code)

Registrant's telephone number, including area code: (203) 299-8000

N/A
(Former name or former address, if changed since last report)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered:
Common Stock par value $0.008 per share	BKNG	The NASDAQ Global Select Market
0.800% Senior Notes Due 2022	BKNG 22A	New York Stock Exchange
2.150% Senior Notes Due 2022	BKNG 22	New York Stock Exchange
2.375% Senior Notes Due 2024	BKNG 24	New York Stock Exchange
1.800% Senior Notes Due 2027	BKNG 27	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e).    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As Booking Holdings Inc. (the "Company") previously announced, effective as of June 26, 2019, Mr. Glenn Fogel is serving as Chief Executive Officer of Booking.com in the Netherlands (the "New Role") in addition to continuing as Chief Executive Officer and President of the Company. In connection with Mr. Fogel's service in the New Role, the Company and Mr. Fogel entered into a letter agreement, dated October 24, 2019 (the "Letter Agreement") that amends and supplements his employment agreement and sets forth the terms of certain benefits Mr. Fogel will receive related to this expatriate assignment. These benefits include tax equalization for any Dutch taxes owed as a result of performing the New Role in the Netherlands, a housing allowance of €6,100 per month for accommodations in the Netherlands, supplemental international medical insurance, if necessary, payment of legal fees of up to $10,000 incurred in connection with entering into the Letter Agreement and payment of costs for the preparation of his Dutch and U.S. tax returns.

These benefits are not intended to provide any additional enrichment to Mr. Fogel in connection with his New Role, but rather are meant to ensure that Mr. Fogel is not subject to adverse tax consequences and does not incur additional expenses as a result of serving in the New Role. The foregoing description of the Letter Agreement is qualified in its entirety by the terms of the agreement itself, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.03(a).     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2019, the Board of Directors of Booking Holdings Inc. (the "Company") amended and restated the Company's By-Laws to amend the Company's advance notice by-law, effective immediately. The amendment makes certain clarifications to the advance notice procedural requirements related to stockholder nominations for election to the Company's Board of Directors.

The foregoing description of the amendments to the By-Laws of the Company is a summary only and is qualified in its entirety by reference to the amended and restated By-Laws of the Company, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
3.1	Amended and Restated By-Laws of the Company, dated as of October 24, 2019.
99.1	Letter Agreement, dated October 24, 2019, by and between the Company and Glenn Fogel.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKING HOLDINGS INC.

By:	/s/ Peter J. Millones
	Name:	Peter J. Millones
	Title:	Executive Vice President and General Counsel

Date:  October 25, 2019